UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION
                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

Filed by the Registrant [_]
Filed by a Party other than the Registrant [X]

Check the appropriate box:
[_] Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[_] Definitive Proxy Statement
[_] Definitive Additional Materials
[_] Soliciting Material Pursuant toss.240.14a-11(c) orss.240.14a-12


                              RANCHER ENERGY CORP.
                (Name of Registrant as Specified in Its Charter)

            JON NICOLAYSEN, ANDREI STYTSENKO, SILVIA SOLTAN, VLADIMIR
                      VASKEVICH, and MATHIJS VAN HOUWENINGE
            (Name of Person(s) Filing Proxy Statement, if other than
                                 the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]      No fee required
[_]      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
         1)      Title of each class of securities to which transaction applies:
         2)      Aggregate number of securities to which transaction applies:
         3) Per unit price or other underlying value of transaction comput-ed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         4)      Proposed maximum aggregate value of transaction:
         5)      Total fee paid:
[_] Fee paid previously with preliminary materials.
         [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
         1)       Amount Previously Paid:
         2)       Form, Schedule or Registration Statement No.:
         3)       Filing Party:
         4)       Date Filed:

                       2009 ANNUAL MEETING OF SHAREHOLDERS
                                       OF
                              RANCHER ENERGY CORP.

                                 PROXY STATEMENT
                                       OF
       NICOLAYSEN, STYTSENKO, SOLTAN, VASKEVICH, VAN HOUWENINGE, A.L. SID
                               OVERTON ("NSSVVO")

THIS SOLICITATION IS BEING MADE BY NSSVVO AND NOT ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

1. General Information

The Board of Directors of Rancher Energy Corp. (the "Rancher") has rejected a proposal by NSSVVO to be listed as nominees for election as directors in the Company's Proxy Statement. NSSVVO is therefore seeking proxies from Rancher shareholders to vote to install six new directors nominated by NSSVVO.

The Annual Meeting will be held at the principal office of Patton Boggs, LLP which is located at 1801 California Street, Suite 4900, Denver, Colorado 80202 in late July 2009. We intend to ensure that shareholders are notified of the date of the Annual Meeting promptly after the date is set by the Company.

NSSVVO IS SOLICITING YOUR PROXY TO VOTE AT THE ANNUAL MEETING OF THE SHAREHOLDERS, AT WHICH NSSVVO WILL VOTE YOUR PROXY IN FAVOR OF, THE ELECTION OF SIX NSSVVO NOMINEES TO FILL FIVE BOARD POSITIONS (JON NICOLAYSEN, ANDREI STYTSENKO, SILVIA SOLTAN, VLADIMIR VASKEVICH, MATHIJS VAN HOUWENINGE, and A.L. SID OVERTON). IF HOLDERS OF A MAJORITY OF THE SHARES OF COMMON STOCK OF THE COMPANY SUBMIT PROXIES IN FAVOR OF THESE NOMIEES AT THE ANNUAL MEETING, THE NSSVVO NOMINEES WILL BE ELECTED AS SIX OF THE DIRECTORS AT THE ANNUAL MEETING. If the holders of less than fifty percent of Rancher's common stock sign and return the enclosed proxies, then the current directors, who are the Company's nominees, will be retained in office until the next annual meeting, which may not occur until Summer of 2010.

We are mailing each registered shareholder a copy of this Proxy Statement on or about ____________________, 2009, and you can obtain the Proxy Statement, and any other relevant documents, for free at the SEC's web site or from NSSVVO by calling us at 307-266-1599.

2. The NSSVVO Nominees

NSSVVO proposes to fill six positions on the board of directors with its nominees, Jon Nicolaysen, Andrei Stytsenko, Silvia Soltan, Vladimir Vaskevich, Mathijs van Houweninge, and overton.

If holders of less than a majority of Rancher's common stock sign and return the written consent, then NSSVVO may vote the executed proxies as directed at the Annual Meeting but may not be successful electing the NSSVVO slate of directors.

The NSSVVO nominees have furnished the following information regarding their principal occupations and certain other matters. Each of the NSSVVO nominees has consented to be named herein and to serve as a director if elected.

Jon Nicolaysen, 62, Director Nominee

In 1985, Mr. Nicolaysen completed the American Businessman's Exchange Program. In 1986, he completed the W.K. Kellogg Foundations Fellowship Wyoming Agriculture Leadership Program. In 1970, he received an MS in Business Administration from the University of Wyoming, and in 1968, he earned his BS in Business Administration from Colorado College.

From 1970 to the present, Mr. Nicolaysen has been Vice President and President of Cole Creek Sheep Company, Inc., a cattle and sheep ranching and farming operation. From 1989 to June of 2009, he was president of Parkerton Ranch, Inc., a cattle and sheep ranching and farming operation. From 1988 to the present, he's been president of JK Minerals, Inc., an oil production and mineral leasing company. From 1995 to June 2009, he was the President of Cole Creek Outfitters, Inc., a guiding and hunting operation. From 1998 to the present he has been President, and was a founding member of, Seven Cross Ranches, LLC; Wcamp, FLLC; Sagebrush Land Management, FLLC, all of which are real estate development companies.

From 2001 to 2008, Mr. Nicolaysen was a unit operator for JK Minerals, Inc. From 2004 - 2007 Mr. Nicolaysen was an operator of Big Muddy Field for Wyoming Mineral Exploration, LLC., of which he was a founding member. From 2007 - 2008, he was a founding member of Muddy Mineral Exploration, LLC in Wyoming. From 2008 to May 1, 2009, he was a board member of Ameriwest Energy Corp.

Andrei Stytsenko, 44, Director Nominee

In 1996, he received a degree in Petroleum Engineering from Ivano-Frankivsk (Ukraine) Technical Oil & Gas University. From February 2004 until May 2006, Mr. Stytsenko served as President, Principal Executive Officer, Treasurer, Principal Financial Officer, and Director of Rancher Energy Corp. From January 2000 until February 2004, Mr. Stytsenko was the secretary and a Director of Aberdene Mines Limited. From 1985 to 1996, Mr. Stytsenko was the managing supervisor for Ivano Frankovski Drilling Company, located in North Russia. Mr. Stytsenko's responsibilities included drilling holes up to 13,000 feet in depth for the exploration of oil and gas. From 1997 until 1998, Mr. Stytsenko was field supervisor for Booker Gold Exploration located in Vancouver, British Columbia. Mr. Stytsenko's responsibilities included core loding, assaying and mapping.

Silvia Soltan, 30, Director Nominee

In 2001, Ms. Soltan received her BS of Arts and Science from the University of Toronto. From January 2002 until February 2005, Ms. Soltan has worked in Executive Customer Relations at IBM Canada Ltd. From December 2007 to the present, she has been President of Aden Solutions, Inc.

Vladimir Vaskevich, 31, Director Nominee

In 2005, Mr. Vaskevich received a diploma from the Sauder School of Business, UBC in Canada. From 2001 - 2006, Mr. Vaskevich was the President of Operations and a director of Centre City Health Recovery, Inc. From 2007 to the present, he has been President of Riverdale Mining, Inc.

Mathijs van Houweninge, 43, Director Nominee

Mr. van Houweninge studied Cognitive Artificial Intelligence at the University of Utrecht, The Netherlands. In 1998, he attended the Young Managers Programme at Insead Business School in Paris. In addition to being self-employed since 1992, Mr. van Houweninge was the founder and CEO of "Effective," a Dutch software and consultancy firm, from 1992 - 2002. From September 2007 to April 2008, Mr. van Houweninge was an associate at Advisor Falcon Capital in London. From May 2008 to December 2008, he was a partner at Partner Falcon Capital in London.

He currently serves as a Director of the following  companies and organizations:
Nieuwe Regentesseschool, a Dutch primary school (Utrecht, November 2004, non-profit); Blackwater Midstream Corp., a midstream gas storage facility (New Orleans, May 2008, listed); Cybercity 3D, a 3D modeling and marketing company (El Segundo, February 2008, non-listed); SkyPostal Networks, Inc., an air courier services company (Miami, April 2008, listed); IonIP bv, a network and business intelligence technology firm (Amsterdam, June 2008, non-listed); and Skillcity, an ICT support organization (Utrecht, August 2008, non-profit).

A.L. Sid Overton, 68, Director Nominee

In 1964, Mr. Overton received his B.A. from the University of North Dakota. In 1966, he earned his L.L.B. from the University of North Dakota School of Law, and in 1969, he earned his J.D. from the University of North Dakota School of Law. Since 1998, Mr. Overton has worked as a lawyer for Overton & Associates, LLC.

NSSVVO nominees beneficially own the following number of shares of Rancher common stock:


                                              Beneficial Ownership of Rancher Shares
                                   ------------------------------------------------------------
              Name                        Number              Nature          Percentage(1)
---------------------------------  -------------------- ------------------ --------------------
Jon Nicolaysen                                  700,000             Direct         less than 1%
Andrei Stytsenko                                      0                 --                   --
Silvia Soltan                                         0                 --                   --
Vladimir Vaskevich                               11,200       Indirect (2)         less than 1%
Mathijs van Houweninge                     1,200,000(3)             Direct                   1%
A.L. Sid Overton                                      0                 --                   --
All nominees as a group                       1,911,200                                    1.5%

(1) Percentages are based on an aggregate 119,516,723 shares issued and outstanding as of June 2, 2009.

(2) Mr.  Vaskevich  beneficially  owns 10,000 shares of Rancher  through 6160638
Canada, Inc. and beneficially owns 1,200 shares of Rancher through Metro Assessment.

(3) Mr. van Houweninge owns 600,000 shares and 600,000 warrants exercisable at $0.75.

There are no material proceedings in which any of the NSSVVO nominees are a party adverse to Rancher or material proceedings in which the nominees have an interest adverse to Rancher. None of the nominees have previously been employed or engaged as an independent contractor by Rancher nor as an officer or director of Rancher. There are no arrangements or understandings between any of the nominees and any other party pursuant to which any nominee was or is to be selected as a director or nominee, nor are there any such arrangements within
Item 5(b)(1)(viii) of Schedule 14A.

In 2008, Jon Nicolaysen was reimbursed, at cost, for two fee leases which he assigned to Rancher as part of the sale and costs associated with getting the leases.

3. Nomination and Quorum Requirements; Voting Procedures

Election of the NSSVVO nominees to Rancher's Board of Directors under the terms contemplated by this proxy statement requires (1) the holding of the Annual Meeting, which Rancher has indicated by its filed Proxy Statement may be held in late July 2009, and (2) the election of the NSSVVO nominees by affirmative vote of a majority of the votes cast by the shareholders at the Annual Meeting. The presence in person or by proxy of holders of at least a majority of Rancher shares entitled to vote at the Annual Meeting will constitute a quorum.

Based on publicly available information, NSSVVO believes that Rancher common stock is the only class of voting shares of Rancher and that all outstanding shares will be entitled to vote at the Annual Meeting. Each share will be entitled to one vote. The accompanying proxy will be voted in accordance with the shareholder's instructions on such proxy. Each shareholder may join with NSSVVO in the election of the six NSSVVO nominees, or the shareholder may withhold its vote by failing to return the enclosed proxies. We do not anticipate that any other business will be conducted at the Annual Meeting, but if Rancher properly brings additional business before the Annual Meeting or any adjournment or postponement thereof, we will have discretion to act on those matters. This will prevent you from exercising your right to vote on such matters because we will vote for you in our discretion.

NSSVVO URGES SHAREHOLDERS TO SIGN THE ENCLOSED YELLOW PROXIES AND RETURN THEM PROMPTLY. NSSVVO ALSO URGES YOU TO VOTE FOR ELECTION OF THE NSSVVO NOMINEES. If no direction is given and you return the signed proxy to us, it will be voted for the election of the NSSVVO nominees. Shares not voted, and shares voted to abstain from the vote will not be taken into account in determining the outcome of the election of directors, so long as a quorum is present.

According to Rancher's Preliminary 14A filed on June 10, 2009, there were 119,516,723 shares of Rancher common stock outstanding as of June 2, 2009 (the record date). Based upon NSSVVO's review of publicly available EDGAR filings, to NSSVVO's knowledge, the shareholders set forth below beneficially owned as of June 2, 2009, more than five percent of the outstanding shares of Rancher common stock and the executive officers and directors of Rancher beneficially owned as of June 2, 2009, the number of shares of Rancher common stock set forth below. We have no means to determine if, between then and the date of this proxy statement, any shares have been purchased or sold by the individuals identified in the table below, except from any public filings.


                  DIRECTORS, OFFICERS, AND 5% BENEFICIAL OWNERS


Name and Address of Beneficial                Number of Shares                       Percent of Common
Owner                                         Beneficially Owned (1), (2)            Stock Outstanding (3)
--------------------------------------------  -------------------------------------  ---------------------------------

John H. Works,                                3,350,000                              2.8%
Director, President, CEO, CFO,
Secretary, and Treasurer (4)
999-18th Street, Suite 3400
Denver, Colorado 80202

William A. Anderson,                          1,078,106                              less than 1%
Director (5)
999-18th Street, Suite 3400
Denver, Colorado 80202







Joseph P. McCoy                               1,199,577                              1%
Director (6)
999-18th Street, Suite 3400
Denver, Colorado 80202

Patrick M. Murray,                            761,345                                less than 1%
Director (7)
999-18th Street, Suite 3400
Denver, Colorado 80202

Myron (Mickey) M. Sheinfeld,                  761,345                                less than 1%
Director (8)
999-18th Street, Suite 3400
Denver, Colorado 80202

Mark A. Worthey,                              872,183                                less than 1%
Director (9)
999-18th Street, Suite 3400
Denver, Colorado 80202

Richard E. Kurtenbach,                        150,000                                less than 1%
Chief Accounting Officer (10)
999-18th Street, Suite 3400
Denver, Colorado 80202

Hound Partners LLC, Hound                     13,228,463                             11.07%
Performance, LLC, Jonathan
Auerbach (11)
101 Park Avenue, 48th Floor
New York, NY 10178

Hound Partners, LP, (12)                      7,349,072                              6.15%
101 Park Avenue, 48th Floor
New York, NY 10178

Hound Partners Offshore Fund, LP              8,456,057                              7.07%
(13)
101 Park Avenue, 48th Floor
New York, NY 10178

Persistency, Persistency Capital,             10,227,781                             8.56%
LLC, Andrew Morris (14)
c/o 1270 Avenue of the Americas,
Suite 2100
New York, NY 10020

The Bessemer Group, Incorporated,             11,329,358                             9.48%
Bessemer Trust Company, N.A.,
Bessemer Investments Management,
LLC, Old Westbury Real Return
Fund (15)





Sergei Stetsenko (16)                         8,896,000                              7.44%
Paradeplatz 4
Zurich 8001 Switzerland

(1) Under SEC Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person's actual ownership or voting power with respect to the number of shares of common stock actually outstanding on the date of this Proxy Statement.

(2) Except as indicated in the footnotes below, each person has sole voting and dispositive power over the shares indicated.

(3) Percentages are based on an aggregate 119,516,723 shares issued and outstanding as of June 2, 2009.

(4) Of this total, Mr. Works does not claim beneficial ownership or control of 75,000 shares, which have been previously gifted by Mr. Works to a family member. Mr. Works also has beneficial ownership and control over 25,000 shares of common stock that are held by The David Works Family Trust of which he is the trustee and 175,000 shares that are held by trusts for the benefit of his minor children of which he is the trustee.

(5) Includes options held by Mr. Anderson to purchase 4,000 shares of Common Stock for $1.02 per share that will expire on April 20, 2017. 100,000 shares held directly by Mr. Anderson are subject to the right of forfeiture and vested 20% (or 20,000 shares) upon grant and 20% on each one year anniversary thereafter. Mr. Anderson also has beneficial ownership and control over 10,000 shares of common stock held by Anderson Securities Corp.

(6) Includes options held by Mr. McCoy to purchase 4,000 shares of Common Stock for $1.02 per share that will expire on April 20, 2017. 100,000 shares held by Mr. McCoy are subject to the right of forfeiture and vested 20% (or 20,000 shares) upon grant and 20% on each one year anniversary thereafter.

(7) Includes options held by Mr. Murray to purchase 4,000 shares of Common Stock for $1.02 per share that will expire on April 20, 2017. 100,000 shares held by Mr. Murray are subject to the right of forfeiture and vested 20% (or 20,000 shares) upon grant and 20% on each one year anniversary thereafter.

(8) Includes options held by Mr. Sheinfeld to purchase 4,000 shares of Common Stock for $1.02 per share that will expire on April 20, 2017. 100,000 shares held by Mr. Sheinfeld are subject to the right of forfeiture and vested 20% (or 20,000 shares) upon grant and 20% on each one year anniversary thereafter.

(9) Includes options held by Mr. Worthey to purchase 10,000 shares of Common Stock for $1.63 per share that will expire on February 16, 2012. 100,000 shares held by Mr. Worthey are subject to the right of forfeiture and vested 20% (or 20,000 shares) upon grant and 20% on each one year anniversary thereafter.

(10) Mr. Kurtenbach has options to purchase 450,000 shares of common stock at an exercise price of $0.45 per share, which vest 33-1/3% on August 27, 2008, 33-1/3% on August 27, 2009, and 33-1/3% on August 27, 2010. These options expire on August 27, 2012.

(11) Jonathan Auerbach, as managing member of Hound Performance, LLC, the general partner for both Hound Partners, LP and Hound Partners Offshore Fund LP, has voting power and investment control over shares of stock owned by Hound Partners LP and Hound Partners Offshore Fund LP. Information obtained from a
Schedule 13G filed February 13, 2009.

(12) Jonathan Auerbach, as managing member of Hound Performance, LLC, the general partner for both Hound Partners, LP and Hound Partners Offshore Fund LP, has voting power and investment control over shares of stock owned by Hound Partners LP and Hound Partners Offshore Fund LP. Includes Warrant to purchase 1,326,400 shares of common stock at an exercise price of $1.50 per share and expire March 30, 2012. Information obtained from a Schedule 13G filed February 13, 2009.

(13) Jonathan Auerbach, as managing member of Hound Performance, LLC, the general partner for both Hound Partners, LP and Hound Partners Offshore Fund LP, has voting power and investment control over shares of stock owned by Hound Partners LP and Hound Partners Offshore Fund LP. Includes Warrant to purchase 1,340,266 shares of common stock at an exercise price of $1.50 per share and expire March 30, 2012. Information obtained from a Schedule 13G filed February 13, 2009.

(14) Includes warrants to purchase 3,333,333 shares of common stock at an exercise price of $1.50 per share and expire March 30, 2012. Information obtained from a Schedule 13G filed February 13, 2009.

(15) Information obtained from a Schedule 13D filed April 7, 2008.

(16) Information obtained from a Schedule 13D filed February 5, 2009.

4. Voting Your Shares and Revocability of Proxy

You may vote on the proxy even if you have previously voted a proxy provided to you by Rancher. You may change your vote after you have submitted a proxy - only your latest dated proxy counts. Execution and delivery of a proxy by a record holder of shares will be presumed to be a proxy with respect to all shares held by such record holder on the record date of the Annual Meeting unless the proxy specifies otherwise. Only holders of record as of the record date of the Annual Meeting will be entitled to vote. If you are a shareholder of record at the close of business on the record date, you will retain your voting rights for the Annual Meeting even if you sell your shares after the record date. Accordingly, it is important that you grant a proxy to vote the shares held by you on the record date, even if you sell your shares after the record date.

Your proxy to vote at the Annual Meeting is revocable, and you may revoke your proxy at any time prior to its exercise by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy), by giving oral notice of revocation of your proxy at the Annual Meeting, or by delivering a written notice of revocation or a duly executed proxy relating to the matters to be considered at the Annual Meeting and bearing a date later than the date on your signed proxy to the Secretary of Rancher at 999 18th Street, Suite 3400, Denver, Colorado 80202.

Unless revoked in the manner set forth above, your proxy to demand the Annual Meeting will be submitted by NSSVVO in connection with its demand for the Annual Meeting. Your proxy for the election of Directors nominated by NSSVVO at the Annual Meeting will be voted at the Annual Meeting in accordance with your instructions. In the absence of such instructions, your proxy will be voted for election of the NSSVVO nominees. If any other matters are properly brought before the Annual Meeting, your proxy will be voted on such matters as NSSVVO, in its discretion and consistent with applicable law, may determine.

PLEASE REVIEW VOTING INSTRUCTIONS ON THE ATTACHED YELLOW PROXIES. YOUR VOTE IS IMPORTANT. WE URGE YOU TO JOIN WITH NSSVVO IN ITS VOTE FOR TO ELECT THE NSSVVO NOMINEES TO THE BOARD OF DIRECTORS BY SIGNING, DATING, AND RETURNING THE ENCLOSED YELLOW PROXIES TODAY.

If you have any questions about the voting of shares, please call Jon Nicolaysen at 307-262-0855.

5. Solicitation of Proxies

Proxies will be solicited by mail, telephone, facsimile, e-mail, or in person. Information regarding executive officers, employees, and other representatives of NSSVVO who may solicit proxies or assist in the solicitation of proxies is set forth in the table below. We have retained the services of ________________ to assist in obtaining proxies from brokers and nominees of stockholders. The estimated cost of such services is approximately $9,000 plus out-of-pocket expenses. Proxies may also be solicited in person, by telephone or electronically by the NSSVVO nominees who will not receive any additional compensation for such solicitation. The entire expense of soliciting proxies for NSSVVO Director Nominees for the Annual Meeting is being borne by NSSVVO. NSSVVO will not seek reimbursement for such expenses from Rancher. Costs of this solicitation of proxies are expected to be approximately $30,000, primarily in legal, solicitation, and mailing costs. Total incurred to date in furtherance of or in connection with the solicitation of proxies is approximately $10,000.

NSSVVO nominees beneficially own the following number of shares of Rancher common stock:


                                              Beneficial Ownership of Rancher Shares
                                   ------------------------------------------------------------
              Name                        Number              Nature          Percentage(1)
---------------------------------  -------------------- ------------------ --------------------

Jon Nicolaysen                                  700,000             Direct         less than 1%
Andrei Stytsenko                                      0                 --                   --
Silvia Soltan                                         0                 --                   --
Vladimir Vaskevich                               11,200        Indirect(2)         less than 1%
Mathijs van Houweninge                     1,200,000(3)             Direct                   1%
A.L. Sid Overton                                      0                 --                   --
All nominees as a group                       1,911,200                                    1.5%

(1) Percentages are based on an aggregate 119,516,723 shares issued and outstanding as of June 2, 2009.

(2) Mr.  Vaskevich  beneficially  owns 10,000 shares of Rancher  through 6160638
Canada, Inc. and beneficially owns 1,200 shares of Rancher through Metro Assessment.

(3) Mr. van Houweninge owns 600,000 shares and 600,000 warrants exercisable at $0.75.

See the table below for list of potential solicitors and their holdings of Rancher's common stock.

The table above under Section 2, entitled "NSSVVO Nominees," sets forth the name and present principal occupation or employment of the individuals known collectively as NSSVVO who may solicit proxies and who are the NSSVVO Nominees for director. The business address of each such person is shown. Jon Nicolaysen is a citizen of the United States. Andrei Stytsenko, Silvia Soltan, and Vladimir Vaskevich are citizens of Canada. Mathijs van Houweninge is a citizen of The Netherlands.

To the extent the matters to be acted upon at the Annual Meeting may have an effect on the future business of Rancher, the individuals identified in the table may be deemed to have an interest in such matters as a result of their ownership of shares of Rancher's common stock.

The NSSVVO nominees identified in the table in Section 2 collectively own substantially all of the beneficial interests of the NSSVVO director nominees.

Therefore, if the solicitation of proxies is successful, such persons will receive indirect benefits from an subsequent director compensation allowed or approved.

6. Shareholder Proposals for the Annual Meeting

Under Article I, Section 3 of Rancher's Bylaws, only those matters that are described in the notice of the Annual Meeting may be considered at the Annual Meeting. NSSVVO does not intend to request the conduct of any business at the Annual Meeting other than the election of the NSSVVO nominees. It is possible, however, that Rancher or other shareholders may request or demand the inclusion of additional agenda items, in which case additional matters may be described in the notice of the Annual Meeting.

Under Article I, Section 3 of Rancher's Bylaws, the date of the Annual Meeting must be no earlier than 10 days and no later than 90 days after the date of the notice of the Annual Meeting.

7. Certain Relationships and Related Transactions

None of the NSSVVO nominees, their immediate family members, any corporation or organization of which any of the nominees is an executive officer or partner, or is directly or indirectly the beneficial owner of 10 percent or more of any class of equity securities, or any trust or other estate in which any of the nominees has a substantial beneficial interest or serves as a trustee or in a similar capacity, has been indebted to Rancher or its subsidiaries at any time.

None of the relationships regarding the NSSVVO nominees described under Item 404(b) of Regulation S-K exists or has existed, there are no relationships involving any of the NSSVVO nominees that would have required disclosure under
Item 402(j) of Regulation S-K had the NSSVVO nominees been directors of Rancher.

8. Compensation of Directors

The following table was filed in the Proxy Statement of Rancher filed by the Company with the SEC on June 10, 2009.



                                              EXECUTIVE COMPENSATION

Summary Compensation Table


        Name and           Fiscal Year        Salary           Bonus         Option           All Other           Total
   Principal Position                                                        Awards          Compensation
                                                                               (A)               (B)
------------------------ ---------------  ---------------  ------------- --------------- -------------------- -------------

John H. Works            2009(F)                 $225,000            ---             ---               $9,000      $234,000
President, CEO,          2008                    $225,000        $22,500             ---               $9,000      $256,500
and CFO (C)

Richard E.               2009(F)                 $175,000            ---             ---               $7,000      $182,000
Kurtenbach               2008                    $105,449        $17,500         $94,756                 $599      $218,304
Chief Accounting
Officer (D)

Andrew Casazza           2009(F)                  $13,333            ---             ---              $14,621       $27,954
COO (E)                  2008                    $160,000        $16,000             ---               $6,400      $182,400

(A) The amount in this column reflects the total grant date fair value for financial statement reporting purposes for awards granted in the fiscal year ended March 31, 2008, in accordance with FAS 123(R). Please refer to Note 7 of the Notes to Financial Statements of our audited financial statements for the fiscal year ended March 31, 2008, which begin on page F-18, for a discussion of the assumptions made in the valuation of the stock option awards.

(B) For Mr. Works and Mr. Kurtenbach, Other Compensation represents contributions to their respective 401(k) accounts. For Mr. Casazza, Other
Compensation represents contributions to his 401(k) account and payment for accrued but unused vacation as of his termination.

(C) Mr. Works also served as a member of our Board of Directors for no additional compensation.

(D) Mr. Kurtenbach was appointed our Chief Accounting Officer on August 3, 2007.

(E) Mr. Casazza resigned from his position as our Chief Operating Officer effective April 30, 2008.

(F) All amounts reflected for the fiscal year ended March 31, 2009 are unaudited.

On June 10, 2009, Rancher filed the following information regarding Employment Agreements.

Employment Agreements; Potential Payments Upon Termination or Change-in-Control

Employment Agreements

Rancher entered into an employment agreement with John H. Works, dated June 1, 2006, pursuant to which he agreed to become Rancher's President, Chief Executive Officer, and a member of our Board of Directors. The term of Mr. Works' agreement is two years, beginning May 15, 2006. The agreement shall automatically be renewed for two year terms unless prior to the commencement of the additional term: (i) either party gives thirty days' written notice of such party's desire to terminate the agreement or (ii) the parties cannot agree to mutually acceptable terms for the additional term. Rancher amended Mr. Works' employment agreement on March 14, 2007 pursuant to which Rancher pays him an annual salary of $225,000 per year. Under Mr. Works' agreement as amended, Rancher reimburses him for out-of-pocket expenses incurred by him up to $10,000 per month and pays him an automobile allowance of $400 per month. In conjunction with his employment and as an incentive to become our President and Chief Executive Officer, Rancher granted to Mr. Works, under his employment agreement, an option to purchase 4,000,000 shares of Rancher's common stock at a price of $0.00001 per share. The options vested 1,000,000 shares upon grant and vested
250,000 shares quarterly thereafter, beginning June 1, 2006 through May 31, 2009. As of May 31, 2009, all of Mr. Works' options to purchase 4,000,000 shares of Rancher's common stock have been exercised.

On August 3, 2007, Rancher entered into an employment agreement with Richard E. Kurtenbach to become its Chief Accounting Officer. Pursuant to the employment agreement, Mr. Kurtenbach will receive a base salary of $175,000 and a year end bonus to be determined by its Board of Directors. Mr. Kurtenbach began his employment with Rancher on August 27, 2007 and he was granted on that date an option to purchase 450,000 shares of Rancher's common stock at an exercise price of $0.45 per share. The options vests annually over a three-year period from the date of grant, and will be exercisable for a term of five years, subject to early termination of Mr. Kurtenbach's employment with Rancher. In addition, Mr. Kurtenbach is entitled to the coverage or benefits under any and all employee benefit plans maintained by Rancher.

On October 6, 2006, Rancher promoted Andrew Casazza to Chief Operating Officer effective October 3, 2006. In connection with this promotion, on October 23, 2006, Rancher entered into a three-year employment agreement ending on October 31, 2009 with Mr. Casazza for his employment as its Chief Operating Officer. Under Mr. Casazza's employment agreement, Mr. Casazza was entitled to receive a base salary of $100,000, which was subsequently increased on March 14, 2007 to $160,000 per year. Mr. Casazza was eligible to receive a discretionary bonus for each calendar year during the term and is entitled to the coverage or benefits under any and all employee benefit plans maintained by Rancher. On October 2, 2006, Rancher granted Mr. Casazza an option to purchase 750,000 shares of its common stock at an exercise price of $1.75 per share. Mr. Casazza's option vested 25% on the date of grant and was to vest 25% on each anniversary date thereafter. Mr. Casazza resigned his position as Rancher's Chief Operating Officer effective April 30, 2008.

Potential Payments Upon Termination or Change-in-Control

Under Mr. Works' employment agreement, if Mr. Works' employment is terminated by Rancher for cause, Rancher is obligated to pay Mr. Works, within 30 days after the date of his termination, a lump sum payment in the amount equal to the sum of the accrued but unpaid base salary through the date of termination plus any unpaid approved expenses. If Mr. Works' employment is terminated by Rancher without cause, it is obligated to pay Mr. Works, within 30 days after the date of his termination, a lump sum payment an amount equal to the sum of three months base salary plus any unpaid approved expenses.

If Rancher terminates the employment of Mr. Kurtenbach for cause, Rancher is obligated to pay him no later than ten days following the date of termination, a lump sum equal to Mr. Kurtenbach's accrued base salary through the date of termination, and any and all accrued vacation pay, and accrued benefits through the date of termination. If Rancher terminates the employment of Mr. Kurtenbach without cause or if he resigns for good reason, Mr. Kurtenbach is entitled to receive (i) his base salary accrued through the date of termination, (ii) any and all accrued vacation and accrued benefits through the date of termination and (iii) his base salary at the rate in effect on the date of notice of termination for a period of six months thereafter.

The following table describes and quantifies certain compensation that would become payable under the existing employment agreements with Rancher's executive officers if their employment had been terminated on March 31, 2009 by Rancher without cause, or by Mr. Works or Mr. Kurtenbach for good reason given each of their compensation and service levels as of such date and, if applicable, based on Rancher's closing stock price on that date:


                                                By                  By Officer
                                                Company             for
                                                Without             Good
                                                Cause               Reason
Mr. Works                                       $56,250              --
Mr. Kurtenbach                                  $87,500             $87,500


In their 14A Proxy Statement filed on June 10, 2009, Rancher filed the following information regarding Outstanding Equity Awards.

Outstanding Equity Awards at Fiscal Year-end Table

The following table sets forth certain information regarding stock options held by the named executive officers as of March 31, 2009. All amounts are unaudited.



Name                                                                Option Awards
----------------------------- ------------------------------------------------------------------------------------------
                                      Number of                Number of               Option               Option
                                     Securities               Securities           Exercise Price         Expiration
                                     Underlying               Underlying                                     Date
                                     Unexercised              Unexercised
                                     Options (#)            Options (#)(A)
                                     Exercisable             Unexercisable
                              ------------------------- -----------------------  -------------------  ------------------

John H. Works                 250,000                   250,000                  $0.00001             None
Richard E. Kurtenbach         150,000                   300,000                  $0.45                8/27/12

(A) Mr. Works' options vested 250,000 shares quarterly for each quarter ended from August 31, 2006 through May 31, 2009. Mr. Kurtenbach's options vest 150,000 shares annually from August 27, 2008 through August 27, 2010.

Director Compensation

According to the Preliminary 14A Proxy Statement filed by Rancher on June 10, 2009, the non- employee Directors of Rancher for the last fiscal year, which ended March 31, 2009, were compensated using a mix of compensation, including: an annual retainer paid in shares of common stock, meeting fees and committee chair fees. Directors who are Rancher's employees receive no additional compensation for serving on the Board of Directors.

Cash Compensation and Equity Compensation

According to the Preliminary 14A Proxy Statement filed by Rancher on June 10, 2009, all non-employee Directors receive $45,000 annual compensation, which is paid quarterly in shares of Rancher's common stock and is priced at the fair market value at the end of each fiscal quarter represented by the closing price on the last trading day of the quarter. Each non-employee Director also receives $6,000 per year, plus reasonable out of pocket expenses, to attend Board of Directors meetings. If a non-employee Director is a member of a committee, he or she receives $4,000 per year for committee meetings. A committee chairman receives $6,000 per year, except an audit committee chairman receives $10,000 per year. Meeting payments are made quarterly and a Director may receive stock in lieu of cash under the 2006 Stock Incentive Plan, which will be computed using the ratio of $1.50 of Rancher's common stock for each $1.00 to be paid in cash to the Director. In addition to the above compensation, each non-employee director received in conjunction with his joining the Board of Directors a stock grant of 100,000 shares of Rancher's common stock that vests 20% (20,000 shares) on the date of grant with vesting 20% per year thereafter.

The following tables and footnotes were filed in Rancher's Preliminary 14A Proxy Statement.

The following table contains information pertaining to the compensation of our non-employee Directors during the fiscal year ended March 31, 2009. All amounts are unaudited.


                Name                     Fees Earned           Stock          Option          All Other          Total
                                          Or Paid In        Awards (A)        Awards        Compensation
                                             Cash
------------------------------------- ------------------ ----------------- ------------  -------------------  ------------

William A. Anderson                                  $--           $49,500           --                   --       $49,500

Joseph P. McCoy                                      $--           $56,250           --                   --       $56,250

Patrick M. Murray                                $12,000           $33,750           --                   --       $45,750

Myron M. Sheinfeld                               $12,000           $33,750           --                   --       $45,750

Mark A. Worthey                                   $3,500           $44,250           --                   --       $47,750

(A) Stock Awards compensation reflects the grant date fair value as measured in accordance with FAS 123(R). During the fiscal year ended March 31, 2009, each director received the following shares of common stock during the last fiscal year as fees for his service on our Board of Directors and committees (as the case may be): Mr. Anderson received 797,840 shares; Mr., McCoy received 906,638 shares; Mr. Murray received 543,982 shares; Mr. Sheinfeld received 543,982 shares; and Mr. Worthey received 595,917 shares.

The following table contains information pertaining to the compensation of our non-employee Directors during the year ended March 31, 2008.



               Name                     Fees Earned           Stock          Option          All Other           Total
                                        Or Paid In         Awards (A)        Awards        Compensation
                                            Cash
----------------------------------- ------------------- ----------------- ------------  -------------------  -------------

William A. Anderson                                 $--           $66,000       $6,227             $102,000       $174,227

Joseph P. McCoy                                     $--           $75,000       $6,227             $102,000       $183,227

Patrick M. Murray                               $16,000           $45,000       $6,227             $102,000       $169,227

Myron M. Sheinfeld                              $16,000           $45,000       $6,227             $102,000       $169,227

Mark A. Worthey                                      --           $66,000           --             $109,000       $175,000

(A) Stock Awards compensation reflects the grant date fair value as measured in accordance with FAS 123(R). During the fiscal year that ended March 31, 2008, we granted each director 100,000 shares of restricted stock in conjunction with his joining the Board of Directors >that vested 20% on the date of grant and vests 20% per anniversary date thereafter. In addition to the foregoing restricted stock grant, each director received the following shares of common stock during the last fiscal year as fees for his service on our Board of Directors >and committees (as the case may be): Mr. Anderson received 166,266 shares; Mr., McCoy received 188,939 shares; Mr. Murray received 113,363 shares; Mr. Sheinfeld received 113,363 shares; and Mr. Worthey received 166,266 shares.

(B) Option Award compensation reflects the total grant date fair value as measured in accordance with FAS 123(R). On April 20, 2007, we granted Mr. Anderson, Mr. McCoy, Mr. Murray and Mr. Sheinfeld 10,000 stock options each, with an exercise price per share of $1.02, the fair market value of our common stock on the date of grant. The options vest 20% per year on each of the first five anniversary dates of the grant date and are exercisable for a ten-year term. Please refer to Note 7 of the Notes to Financial Statements of our audited financial statements on Form 10-K for the fiscal year ended March 31, 2008, which begin on page F-18, for a discussion of the assumptions made in the valuation of the stock option awards.

(C) This compensation is for stock awards for director appointment fees and reflects the grant date fair value as measured in accordance with FAS 123(R). During the fiscal year that ended March 31, 2008, we granted each director 100,000 shares of restricted stock in conjunction with his joining the Board of Directors that vested 20% on the date of grant and vests 20% per anniversary date thereafter.

On June 10, 2009, Rancher filed the following information and table regarding its Equity Compensation Plan in a Preliminary 14A Proxy Statement.

Equity Compensation Plan Information

The following table sets forth information as of March 31, 2009, with respect to compensation plans (including individual compensation arrangements) under which equity securities of the Company that are authorized for issuance, aggregated as follows (all amounts are unaudited):


                                                                                                      Number of
                                                                                                      securities
                                                                                                      remaining
                                                                                                    available for
                                                                              Weighted-            future issuance
                                                     Number of                 average               under equity
                                                  securities to be          exercise price           compensation
                                                issued upon exercise        of outstanding         plans (excluding
                                                   of outstanding              options,               securities
                                                 options, warrants           warrants and            reflected in
               Plan Category                       and rights (a)             rights (b)           column (a)) (c)
-------------------------------------------  --------------------------  --------------------  ------------------------

Equity compensation plans approved                              576,000                 $0.61                 9,424,000
by security holders

Equity compensation plans not                                   500,000              $0.00001                       -0-
approved by security holders

Total                                                         1,076,000                 $0.32                 9,424,000


                     PRINCIPAL ACCOUNTANT FEES AND SERVICES

On June 10, 2009, Rancher filed the following information and table regarding its Equity.

Compensation Plan in a Preliminary 14A Proxy Statement.

Auditors

Currently, the Rancher has selected Hein & Associates LLP ("Hein") as its independent registered public accounting firm for the fiscal years ended March 31, 2009 and 2010. During the two most recent fiscal years and subsequent interim period prior to its selection as independent accountants, Hein had not been consulted by Rancher on any of the matters referenced in Regulation S-K
Item 304(a)(2)(i) or (ii).

A representative of Hein is not expected to be present at the Annual Meeting.

Auditor's Fees

The following table describes fees for professional audit services rendered by Hein, Rancher's principal accountant, for the audit of Rancher's annual financial statements for the years ended March 31, 2009, March 31, 2008 and March 31, 2007 and fees billed for other services rendered by Hein during the 2009, 2008 and 2007 fiscal years. (Fiscal 2009 amounts represent total fees including actual fees incurred and estimates of fees to be incurred to complete the described work.)


          Type of Fee                    Fiscal 2009                   Fiscal 2008                  Fiscal 2007
-------------------------------  ----------------------------  ----------------------------  --------------------------

Audit Fees (1)                                        $113,00                      $171,413                    $293,295

Audit - Related Fees (2)                                7,000                        36,733                      40,740

Tax Fees (3)                                           10,000                        21,210                       1,660

All Other Fees                                              -                             -                           -

Total                                                $130,000                      $229,356                    $335,695

1. Audit Fees include the aggregate fees incurred by Rancher for professional services rendered by Hein for the audit of Rancher's annual financial statements, review of financial statements included in our Forms 10-Q and 1933 Act filings for the 2009, 2008 and 2007 fiscal years

2. Audit - Related Fees include the aggregate fees incurred by Rancher for professional services rendered by Hein for their audit of the pre-predecessor revenue and expenses, review of proxy and S-1 Registration Statement and SEC comment letters.

3. Tax Fees include the aggregate fees incurred by Rancher for professional services rendered by Hein for tax compliance and tax planning for the 2009, 2008 and 2007 fiscal years.

Nominee Director Fees

If elected, no NSSVVO nominee will receive a director fee. Moreover, the NSSVVO nominees intend to discontinue the payment of director fees to the existing directors. The NSSVVO nominees will benefit only indirectly through their ownership of their shares in Rancher. Each nominee's beneficial ownership of Rancher shares are set forth in Table II in Section 2 above. Each of the NSSVVO nominees, if elected, will be indemnified for service as a director to the same extent indemnification is provided to other directors under Rancher's governing documents. Also, upon election, the NSSVVO nominees will be covered by Rancher's officer and director liability insurance, if any.

None of the NSSVVO nominees has received any material cash compensation, cash bonuses, deferred compensation, compensation pursuant to plans, or other material compensation, from, or in respect of, services rendered on behalf of Rancher, or is subject to any arrangement described in Item 402 of Regulation S-K under the Securities Act of 1933 (Regulation S-K).There is no other material arrangement pursuant to which any NSSVVO nominee was compensated for services during Rancher's last fiscal year.

9. Other Matters

NSSVVO is not aware of any other substantive matter to be considered at the Annual Meeting. However, if any other matter comes before the Annual Meeting, NSSVVO will vote all proxies held by it in accordance with its best judgment and consistent with federal proxy rules. The information concerning Rancher contained in this proxy statement has been taken from, or is based upon, publicly available information. Although NSSVVO does not have any information that would indicate information contained in this proxy statement that has been taken from such documents is inaccurate or incomplete, NSSVVO has no way to verify or assess the reliability, accuracy, or completeness of such information. To date, NSSVVO has had only limited access to the books and records of Rancher.

If we are unsuccessful in our solicitation of proxies, we will continue to do what we can to advocate appropriate changes in Rancher's management and direction, but we do not plan on making any further proxy solicitations or other attempts to gain control of Rancher.

NSSVVO and its affiliates have purchased stock in Rancher over the past _________ years at various prices through open market transactions and private purchases.

10. Your Action Required

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting, no matter how many shares you own, please give NSSVVO your proxy to vote for the election of the NSSVVO nominees by taking the following two steps:

1. SIGN THE ENCLOSED YELLOW PROXY TO VOTE FOR THE ELECTION OF THE SIX NSSVVO NOMINEES TO FILL FIVE OF THE SIX POSITIONS ON THE BOARD.

2. MAIL THE SIGNED YELLOW PROXIES TODAY IN THE ENVELOPE PROVIDED. (No Postage is required if mailed in the United States.

                         Proxy for Director Nominees at
             Annual Meeting of Shareholders of Rancher Energy Corp.

The undersigned hereby appoints Jon Nicolaysen with full power of substitution, as proxies of the undersigned to vote at the Annual Meeting for Jon Nicolaysen, Andrei Stytsenko, Silvia Soltan, Vladimir Vaskevich, Mathijs van Houweninge, and A.L. Sid Overton as director nominees at the Annual Meeting of the shareholders of Rancher Energy Corp., a Nevada corporation ("Rancher") in opposition to six of the Rancher nominees.

THIS PROXY IS BEING SOLICITED ON BEHALF OF NSSVVO, AND NOT ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS. THIS PROXY ,WHEN PROPERLY EXECUTED, WILL BE JOINED WITH OTHER PROXIES TO VOTE IN FAVOR OF JON NICOLAYSEN, ANDREI STYTSENKO, SILVIA SOLTAN, VLADIMIR VASKEVICH, MATHIIJS VAN HOUWENINGE, AND A.L. SID OVERTON AS DIRECTOR NOMINEES AT THE ANNUAL MEETING OF THE SHAREHOLDERS OF THE COMPANY.

The undersigned hereby acknowledges receipt of the Proxy Statement dated ___________, 2009, of NSSVVO, relating to the Annual Meeting of Rancher Energy Corp.

Director Nominees: Jon Nicolaysen, Andrei, Stytesenko, Silvia Soltan, Vladimir Vaskevich, Mathijs van Houweninge, and A.L. Sid Overton

  [_] FOR:  nominees listed above (except as marked to the contrary below).

  [_] WITHHOLD authority to vote for nominee(s) specified below

  ----------------------------------------------------------------

Number of shares owned ________________


-------------------------------------         ----------------------------------
Signature of Stockholder                      Signature if held jointly

Printed name: __________________________      Printed name: ____________________

Address: ______________________________

         -------------------------------

                                              Dated: _____________________, 2009

IMPORTANT: If shares are jointly owned, both owners should sign. If signing as attorney, executor, administrator, trustee, guardian or other person signing in a representative capacity, please give your full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.